EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ShockWave Medical, Inc. 2019 Equity Incentive Plan and the ShockWave Medical, Inc. Employee Stock Purchase Plan of our report dated March 12, 2020, with respect to the consolidated financial statements of ShockWave Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 25, 2020